Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Global Indemnity plc listed below:

(1)	Forms S-3

a.	No. 333-205451 pertaining to the Global Indemnity plc shelf registration for certain securities, and

b.	No. 333-202804 pertaining to the Global Indemnity plc Share Incentive Plan;

(2)	Forms S-8

a.	Nos. 333-125175, 333-122569, and 333-115178 pertaining to Global Indemnity plc’s predecessor companies’ employee stock incentive plans, and

b.	No. 333-196710 pertaining to the Global Indemnity plc Share Incentive Plan;

of our reports dated March 14, 2016, with respect to the consolidated financial statements and financial statement schedules of Global Indemnity plc, and the effectiveness of internal control over financial reporting of Global Indemnity plc, included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

/s/ Ernst & Young LLP

Philadelphia, Pennsylvania

March 14, 2016